Sharing Services Global Corporation
An OTCQB PUBLIC COMPANY

STOCK PURCHASE AND SHARE SUBSCRIPTION AGREEMENT

This STOCK PURCHASE AND SHARE SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered into as of July 22nd, 2020 by and between **Sharing Services Global Corporation**, a Nevada corporation (the "Company") and **Chan Heng Fai Ambrose** (the "Investor"), or his designee.

1. SUBSCRIPTION FOR EQUITY INVESTMENT. Investor has agreed to invest the sum of USD $3,000,000.00 in the Company, under the terms and conditions as set out in the Section 3, below (the "Investment Amount").

2. EQUITY INVESTMENT DESIGNATION.

2.1 In exchange for the Investment Amount, the Company shall issue to Investor:

(i) Thirty Million (30,000,000) shares (the "Shares") of the Company's Class A Common Stock (the "Common Stock"), which shall be restricted shares as described further ins Section 2.3

(ii) Warrants to purchase up to 10,000,000 shares (the "Warrant Shares") of Common Stock, exercisable at the option of Investor at a per share price equal to USD $0.20 (the "Warrants"(collectively, the Shares together with the Warrant Shares, the "Securities").

2.2 All Warrants shall be immediately vested and may be exercised at any time during the period commencing on the Issuance Date described in the Warrant instrument attached hereto as Exhibit "A" (the "Warrant Instrument") and ending three (3) years from such date.

2.3 The Securities shall also be subject to a one (1) year trading restriction as described more fully in that certain "Lock-Up Agreement", attached hereto as Exhibit "B".

3. CLOSING TERMS AND CONDITIONS.

3.1 The closing of the funding of the Investment Amount shall occur no later than July 30, 2020 (the "Closing").

3.2 The Investment Amount shall be funded into the following bank account of the Company, by wire transfer, as follows:

Prosperity Bank
Account # 70279401
Routing # 113122655

3.3 Upon the completion of the funding of the Investment Amount, the Company and Investor shall execute and deliver to each other the Warrant Instrument and the Lock-Up Agreement.

3.4 From the date hereof to the date of the Closing, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (the "Commission") or the OTCQB, and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service

4. **PROVISION REGARDING FEDERAL SECURITIES LAWS.** Investor acknowledges and agrees that receipt of advice from the Company that: (i) the Warrants and the Warrant Shares to be acquired pursuant thereto are subject to the Securities laws of the United States of America; (ii) the Warrant Shares to be acquired pursuant to the Warrants are subject to Rule 144 of the United States Securities Act of 1933; (iii) Investor shall bear the economic risk of the investment described herein; (iv) given the thinly traded nature of the Stock on the OTCQB, the trading market for the Shares and Warrant Shares may be limited both now and in the foreseeable future and (v) the Securities are subject to additional disposition provisions as set out in the Lock-Up Agreement.

5. **REPRESENTATIONS AND WARRANTIES OF INVESTOR.** Investor represents and warrants to the Company as to the matters set out below.

5.1 Investor Status. Either: (i) Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act or (ii) (A) the Investor's financial situation is such that Investor can afford to bear the economic risk of investing in the Company for an indefinite period of time; (B) Investor can afford to suffer complete loss of its investment in the Securities; (C) the Investor's knowledge and experience in financial and business matters are such that Investor is capable of evaluating the merits and risks of the Investor's investment in the Securities; (D) Investor understands and has taken cognizance of all the risk factors related to the purchase of the Securities and has further been given the opportunity by the Company to evaluate such documents, reports, financials instruments and other information of the Company necessary for Investor to make an informed decision as to the purchase of the Securities, the suitability of this investment and to enter into this Agreement and (E) Investor has been afforded the opportunity to ask all questions and to obtain any additional information necessary in order to verify the accuracy of the information and documents provided to Investor and Investor, in fact, has asked all such questions and reviewed all such documents, instruments and other information as Investor has deemed necessary under the circumstances in connection with the purchase of the Securities.

5.2 Due Execution And Delivery. This Agreement and the Warrant and, the Lock-Up Agreement(collectively, this Agreement, the Warrant and the Lock-Up Agreement , (together, the "Transaction Documents"), when executed by Investor, shall be legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Investor in connection with

the execution and delivery of the Transaction Documents, or the performance of the Investor's obligations hereunder or thereunder.

6. **Representations And Warranties Of The Company.** To the best of its current, actual knowledge, the Company represents and warrants to Investor, as set out below.

6.1 Organization Form. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted.

6.2 Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement, the Warrant Instrument and the Lock-Up Agreement and to carry out the transactions contemplated hereby and thereby, including all requisite power and authority to issue the Shares, Warrants and the Warrant Shares. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the affirmative act of the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the affirmative act of the Company other than restrictions on transfer provided for in the Transaction Documents.

6.3 Capital Stock Assurances. The Company has taken measures to ensure that the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents are properly accounted for in connection with its authorized capital stock.

6.4 Actions Authorized. The Company has taken such corporate actions as are necessary to authorize it to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated therein. The Transaction Documents have been duly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company enforceable in accordance with their terms.

6.5 Due Execution And Delivery. The Transaction Documents constitute a legal, valid and binding obligation of the Company and, when executed are enforceable in accordance with their terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents, or the performance of the Company's obligations thereunder, other than in connection with the actions of its stock transfer agent, VStock Transfer, LLC.

6.6 Required Filings And Approvals. The execution and delivery of the Transaction Documents by the Company and the consummation of the transactions contemplated therein do not require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company, with the exception of the filing of applicable documents with federal and state regulatory authorities, including the Commission.

6.7 No Conflicts. Neither the execution, delivery or performance of the Transaction Documents or the consummation of the transactions contemplated therein by the Company will conflict with the Amended And Restated Articles Of Incorporation or Bylaws of the Company, except as would not be reasonably expected to have a material, adverse effect on the operations of the Company.

6.8 Capitalization.

6.8.1 No person or entity has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any person or entity (other than the Investor).

6.8.2 Except with respect to various agreements with certain shareholders regarding lock up agreements, stock voting trusts, and the conversion of the all classes of the stock of the Company to a single class of Common voting stock, there are no outstanding securities or instruments of the Company or any subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of the Securities by the Company or any subsidiary.

6.9 SEC Reports; Financial Statements.

6.9.1 The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports").

6.9.2 The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.

6.10 Material Changes; Undisclosed Events, Liabilities Or Developments. Since the date of the latest audited financial statements included within the SEC Reports: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in: (A) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (B) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (C) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (each of (A), (B) or (C) in this Section 6.10.

6.11 Litigation.

6.11.1 There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which has not been previously disclosed to Investor.

6.11.2 There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

6.12 Listing and Maintenance Requirements. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from the OTCQB to the effect that the Company is not in compliance with the listing or maintenance requirements of the OTCQB. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

7. MISCELLANEOUS.

7.1 Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

7.2 Waiver. Either party hereto may by written notice to the other: (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

7.3 Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the parties hereto.

7.4 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Investor without the prior written consent of the other parties hereto, which may not be unreasonably withheld provided that such assignment is to an Affiliate as defined in Rule 405 of the Securities Act of 1933, as amended.

7.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada, regardless of the law that might be applied under principles of conflicts of law. Venue for any action or dispute proceeding under this Agreement shall be in Collin County, Texas.

7.6 No Additional Representations. The Company is not making any representations or warranties with respect to the Company or the merits of Investor's investment therein.

IN WITNESS WHEREOF, the Company and Investor have executed this Agreement as of the date first above written.

COMPANY:

SHARING SERVICES GLOBAL CORPORATION,
a Nevada corporation

By: ____________________ CEO
Printed Name: John "JT" Thatch
Title: CEO

Date: 07-22-20

INVESTOR:

By: ____________________
Chan Heng Fai Ambrose or designee Affiliate

Date: ____________________

EXHIBIT "A"

WARRANT INSTRUMENT

Sharing Services Global Corporation
An OTCQB PUBLIC COMPANY

COMMON STOCK WARRANT

["WARRANT"]

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

HOLDER: CHAN HENG FAI AMBROSE ***NUMBER OF WARRANTS: 10,000,000***

Dated and Effective on this ____ day of July, 2020 [the "Issuance Date"].

THIS CERTIFIES THAT Holder is the owner of the number of Warrants set forth above of Sharing Services Global Corporation, a Nevada corporation (hereinafter called the "**Company**"). Each Warrant entitles the Holder to purchase one share (collectively the "**Warrant Shares**") of the common stock of the Company ("**Common Stock**") at an exercise price per share of $.20 per share (the "**Exercise Price**") at any time during the period commencing on the Issuance Date and ending three (3) years from such Issuance Date (the "**Expiration Date**").

1. METHOD OF EXERCISE; PAYMENT.

1.1 Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as **Exhibit "A"** duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased.

1.2 Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder by the Company's transfer agent within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

2. STOCK FULLY PAID; RESERVATION OF SHARES.

2.1 Fully Paid And Nonassessable Nature. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price, therefore, be fully paid and nonassessable, and such Warrant Shares shall be free from all taxes, liens and charges with respect to the issuance thereof.

2.2 Reservation Of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, have authorized and reserved for issuance sufficient shares of its Common Stock, to provide for the exercise of the rights represented by this Warrant.

3. ADJUSTMENTS.

3.1 The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as set out in Sections 3.2 and 3.3, below.

3.2 Reclassification.

3.2.1 In the case of any: (i) reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (ii) any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant); or (iii) any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant).

3.2.2 In addition to the foregoing, the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares of Common Stock theretofore issuable upon exercise of this Warrant: (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of Warrant Shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the fair market value of the Common Stock at the time of the transaction.

3.2.3 The provisions of this Section 3.2 shall similarly apply to successive reclassifications, changes, mergers and transfers.

3.3 **Stock Splits, Dividends And Combinations.**

3.3.1 In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased.

3.3.2 In the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4. NOTICE OF ADJUSTMENTS.

Whenever the number of Warrant Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefor after giving effect to such adjustment.

5. FRACTIONAL SHARES.

5.1 **No Requirement.** The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants.

5.2 **Aggregation Calculation.** If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented.

5.3 **Nearest Whole Value.** If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof) then such fractional share shall be rounded up to the nearest whole share.

6. REPRESENTATIONS OF THE COMPANY.

The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant Shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the Issuance Date of this Warrant.

7. REPRESENTATIONS AND WARRANTIES BY THE HOLDER.

The Holder represents and warrants to the Company as follows:

(i) This Warrant and the Warrant Shares issuable upon exercise thereof are being acquired for Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "**Act**"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(ii) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(iii) The Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(iv) The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

8. RESTRICTIVE LEGEND.

The Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

9. RESTRICTIONS UPON TRANSFER AND REMOVAL OF LEGEND.

9.1 Registration Condition. The Company need not register a transfer of this Warrant or Warrant Shares bearing the restrictive legend set forth in Section 8 above, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to

register the transfer of the Warrant Shares, unless one of the conditions specified in the legend referred to in Section 8 above is satisfied.

9.2 **Opinion Exemption.** Notwithstanding the provisions of Section 9.1 above, no opinion of counsel shall be necessary for a transfer without consideration by any holder: (i) if such holder is a partnership, a partner or a retired partner of such partnership who retires after the date hereof or to the estate of any such partner or a retired partner, or (ii) if such holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder.

10. LIMITATIONS ON RIGHTS OF WARRANT HOLDERS.

10.1 **Limitation On Voting And Economic Rights.** The Holder of this Warrant shall not be entitled as a Warrant holder, to vote or receive dividends or be deemed the holder of any Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

10.2 **No Liquidation Rights.** The Holder of this Warrant will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

11. NOTICES.

11.1 **Notice Method.** All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier:

(a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid;

(b) upon delivery, if delivered by hand;

(c) one (1) Business Day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid; or

(d) one (1) Business Day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed: (i) if to the Holder, at the Holder's address as set forth on the books of the Company, and (ii) if to the Company, at the address of its principal corporate offices (Attention: Catherine J. McCain, General Counsel), or at such other address as a party may designate by ten (10) days advance written notice to the other party pursuant to the provisions above.

11.2 **Business Day Defined.** The term "**Business Day**" shall mean Monday through Friday of a calendar week, except for Federal banking holidays.

12. REGISTRATION RIGHTS AGREEMENT.

For the term of this Warrant, the Holder shall have registration rights related to the Warrant Shares as set out in Sections 12.1, 12.2, 12.3 and 12.4 below:

12.1 **Right To Piggyback.** Whenever the Company proposes to register any of its securities (including any proposed registration of the Company's securities by any third party) under the Securities Act and the registration form to be used may be used for the registration of any of the Warrant Shares, the Company shall give prompt written notice to the Holder of its intention to effect such a registration and, subject to the terms of this Section 12, shall include in such registration all Warrant Shares with respect to which the Company has received a written request, within ten (10) days after the receipt of the Company's notice, for inclusion therein ("**Piggyback Registration**").

12.2 **Piggyback Expenses.** The registration expenses of the Holder shall be paid by the Company in all Piggyback Registrations.

12.3 **Priority On Primary Registrations.** If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration: (i) first, the securities the Company proposes to sell; (ii) second, the securities requested to be included in such registration by the Holder, pro rata with all other common stockholders with Piggyback Registration rights on the basis of the number of shares requested to be included therein by each such holder; and (iii) third, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

12.4 **Priority On Secondary Registrations.** If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration: (i) first, the securities requested to be included therein by the holders requesting such registration; (ii) second, the securities requested to be included in such registration by the Holder, pro rata with all other common stockholders with Piggyback Registration rights on the basis of the number of shares requested to be included therein by each such Holder; and (iii) third, other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of shares requested to be included therein.

13. REPLACEMENT OF WARRANTS.

On receipt of evidence reasonably satisfactory to the Company in its sole discretion of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on

delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

14. REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

14.1 **Acquisition.** For the purpose of this Warrant, "**Acquisition**" means (a) any sale or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company's securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction.

14.2 **Assumption Of Warrant.** If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly so that the aggregate Warrant Price of all Shares is unchanged. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

14.3 **Non-assumption.** If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then this Warrant shall be deemed to have been automatically converted pursuant to Section 14.2 above and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

15. GOVERNING LAW.

This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

16. UNDERLYING AGREEMENT.

This Warrant is issued in furtherance of the terms of that certain "Stock Purchase And Share Subscription Agreement" executed by and between the Company and the Investor dated July ____, 2020.

This Warrant is effective as of the Issuance Date.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK SIGNATURE PAGES ARE SET OUT BELOW

COMPANY:

SHARING SERVICES GLOBAL CORPORATION,
a Nevada corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

HOLDER:

____
Chan Heng Fai Ambrose